Exhibit A

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this Joint Filing Agreement is attached and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: March 23, 2026

MARTIN E. FRANKLIN REVOCABLE TRUST

By:	/s/ Martin E. Franklin
Martin E. Franklin, as settlor and trustee of the Martin E. Franklin Revocable Trust

MEF HOLDINGS, LLLP

By:	MEF Holdings, LLC
Its:	General Partner

By:	Mariposa Capital, LLC
Its:	Manager

By:	/s/ Desiree DeStefano
Name:	Desiree DeStefano
Title:	Chief Financial Officer

MEF HOLDINGS II, LLLP

By:	MEF Holdings, LLC
Its:	General Partner

By:	Mariposa Capital, LLC
Its:	Manager

By:	/s/ Desiree DeStefano
Name:	Desiree DeStefano
Title:	Chief Financial Officer

/s/ Martin E. Franklin
Martin E. Franklin

TASBURGH, LLC

By:	/s/ Ian G.H. Ashken
Name:	Ian G.H. Ashken
Title:	Managing Member

Nancy and Ian Ashken Investment Trust LLLP

By:	Nancy and Ian Ashken Investments LLC
Its:	General Partner

By:	/s/ Ian G.H. Ashken
Name:	Ian G.H. Ashken
Title:	Managing Member

/s/ Ian G.H. Ashken
Ian G.H. Ashken